UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

AMENDMENT NO. 1

TO

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 22, 2004

DRUGSTORE.COM, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-26137	04-3416255
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

13920 SE Eastgate Way, Suite 300, Bellevue, Washington 98005

(Address of Principal Executive Offices, Including Zip Code)

(425) 372-3200

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

This current report on Form 8-K/A of drugstore.com, inc. (the “Company”), which amends the Company’s current report on Form 8-K filed on September 23, 2004 (the “Initial 8-K”), is being filed to correct a clerical error contained in Item 1.01 of the Initial 8-K and in Exhibit 10.1 thereto. Item 5.02, although unchanged from the Initial 8-K, is being included in this Form 8-K/A for completeness.

On September 22, 2004, the Company announced the appointment of Dawn G. Lepore as the Company’s chief executive officer and chairman of the board, effective as of October 11, 2004. The Initial 8-K described the material terms and conditions of Ms. Lepore’s offer letter dated September 21, 2004 (the “Offer Letter”). In the Initial 8-K, the Company stated in error that the 2,000,000 Performance-Based Options granted to Ms. Lepore in connection with her joining the Company would vest in full upon Ms. Lepore’s continuous employment by the Company for eight years, even if the described performance objectives were not achieved. In fact, these the Performance-Based Options will vest in full upon Ms. Lepore’s continuous employment by the Company for a period of four years, even if such performance objectives are not achieved, as described more fully below.

The corrected Option Letter is attached as Exhibit 10.1 to this current report on Form 8-K/A, and replaces in its entirety the Exhibit 10.1 filed with the Initial 8-K. The material terms and conditions of the corrected Option Letter are as follows:

•	Ms. Lepore will receive an annual salary of $350,000, along with the Company’s standard employee benefits for Company executives. In addition, Ms. Lepore will be eligible to receive an annual target bonus in an amount ranging from 50% to 150% of her annual salary, based on the achievement of pre-determined performance objectives determined by mutual agreement between Ms. Lepore and the Company’s board of directors or its designated committee. For the twelve-month period following the date of commencement of Ms. Lepore’s employment with the Company (the “Effective Date”), she will receive a guaranteed target bonus in an amount equal to 100% of her annual salary paid with respect to that twelve-month period.

•	Ms. Lepore will receive up to $1,000,000 as a signing bonus. This bonus is intended to cover her relocation costs to Washington State and to compensate her for the loss of restricted stock and unvested stock options granted to Ms. Lepore by her prior employer. The signing bonus will be payable in installments as follows, provided that Ms. Lepore remains continuously employed by the Company: (a) $500,000 payable on the later of one month after the Effective Date or the date that Ms. Lepore establishes residency in Washington State for state tax purposes, (b) $200,000 on the first anniversary of the Effective Date, (c) $200,000 on the second anniversary of the Effective Date, and (d) $100,000 on the third anniversary of the Effective Date.

•	Ms. Lepore will be granted an option to purchase 4,000,000 shares of the Company’s common stock, at an exercise price per share equal to the fair market value of the Company’s common stock on the date Ms. Lepore accepts the Company’s offer. These option shares will vest and become exercisable as follows, provided that Ms. Lepore remains continuously employed by the Company: (a) 2,000,000 will vest and become exercisable over a four-year period commencing on the Effective Date (“Time-Based Options”), with 400,000 vesting upon the six month anniversary of the Effective Date and the remaining 1,600,000 vesting in equal quarterly installments over the subsequent forty-two month period; (b) 1,000,000 will vest and become exercisable when the Company’s common stock trades for thirty consecutive trading days at a price of $5.00 or more per share; (c) 750,000 will vest and become exercisable when the Company’s common stock trades for thirty consecutive trading days at a price of $10.00 or more per share; and (d) 250,000 will vest and become exercisable when the Company’s common stock trades for thirty consecutive trading days at a price of $20.00 or more per share. The 2,000,000 option shares for which vesting is based upon the price of the Company’s common stock are referred to collectively as “Performance-Based Options.” Notwithstanding the foregoing, the Performance-Based Options will vest in full upon Ms. Lepore’s continuous employment by the Company for a period of no more than four years from the Effective Date, even if such performance objectives are not achieved.

•	If during Ms. Lepore’s employment with the Company there is a change of control of the Company, the portion of the signing bonus that Ms. Lepore has not yet received will become payable immediately, and the Time-Based Options will immediately become fully vested and exercisable. Further, the Performance-Based Options may become vested and exercisable by applying the per share stock price paid by the acquiror in the transaction that constitutes the change of control, notwithstanding the requirement that the Company’s common stock trade at or above a certain price for thirty consecutive trading days. In the event that the benefits provided to Ms. Lepore upon a change of control constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code, such benefits may be reduced to the extent necessary for such benefits not to be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code.

•	If Ms. Lepore’s employment is terminated by the Company without cause or Ms. Lepore resigns her employment for good reason, she will receive a severance package that includes one year of annual salary and one year of target bonus at the levels in effect at the time of such termination, payable in a lump sum at Ms. Lepore’s option. In addition, Ms. Lepore will receive twelve additional months of vesting credit under her Time-Based Options and any other subsequently-granted options for which vesting is exclusively based on her continued service to the Company. Ms. Lepore will not receive any further payment of the signing bonus; however, she will not be required to pay back any portion of the signing bonus that she has already received. Ms. Lepore’s receipt of these benefits will be subject to her compliance with the Company’s confidentiality agreement and her execution of a release of claims in the form customarily used by the Company upon termination of the employment of a senior executive officer.

•	Following Ms. Lepore’s termination of employment for any reason (except on account of death or permanent and total disability, in which case Ms. Lepore, her legal representative, or her beneficiary, as applicable, will have twelve months from the date of such termination to exercise), she will have a period of up to one year in which to exercise her vested options, provided that any vested options not exercised on or prior to the date of her termination of employment will terminate as follows: 25% will terminate three months following her termination, and an additional 25% will terminate at the end of each three-month period thereafter.

•	The Company will indemnify Ms. Lepore and provide her with coverage under the Company’s directors’ and officers’ insurance policy with respect to her service as an officer and director of the Company, to the same extent provided to the Company’s other officers and directors.

The foregoing description of the Offer Letter is qualified in its entirety by reference to the provisions of the Offer Letter attached as Exhibit 10.1 to this current report on Form 8-K/A.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) On September 22, 2004, the Company announced the retirement of Peter M. Neupert, the Company’s chairman of the board, and L. John Doerr from the Company’s board of directors. The resignation of these directors is effective as of September 22, 2004.

(c) On September 22, 2004, the Company announced the appointment of Dawn G. Lepore as the Company’s chief executive officer and chairman of the board, effective on or about October 11, 2004. The material terms and conditions of Ms. Lepore’s employment with the Company are set forth in the Offer Letter, and are described under Item 1.01 above, which description is incorporated by reference into this Item 5.02(c).

Ms. Lepore, age 49, has served as Vice Chairman - Active Trader, Technology, Operations, Administration and Business Strategy of The Charles Schwab Corporation (“CSC”) since August 2003. She served as Vice Chairman—Technology, Active Trader, Operations, and Administration of CSC and Charles Schwab & Co., Inc. (“Schwab”) from May 2003 until August 2003, as Vice Chairman - Technology, Operations and Administration of CSC and Schwab from July 2002 until May 2003, and as Vice Chairman - Technology and Administration of CSC and Schwab from 2001 to 2002. Ms. Lepore was Vice Chairman and Chief Information Officer of CSC and Schwab from 1999 to 2001 and Executive Vice President and Chief Information Officer of CSC and Schwab from 1993 to 1999. Ms. Lepore joined Schwab in 1983. The Charles Schwab Corporation, through Charles Schwab & Co., Inc. and its other operating subsidiaries, is a financial services firm. Ms. Lepore currently serves as a director of Wal-Mart Stores, Inc., eBay Inc., and Catalyst, Inc. She holds a B.A. degree from Smith College in Northampton, Massachusetts.

There are no family relationships between Ms. Lepore and any of our directors or officers

(d) As described in Item 5.02(c) above, on September 22, 2004, the Company announced the appointment of Dawn G. Lepore as chairman of the board, effective as of October 11, 2004.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

10.1	Offer Letter of Dawn G. Lepore dated as of September 21, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DRUGSTORE.COM, INC. (Registrant)

By:	/s/ ROBERT A. BARTON
Robert A. Barton
Vice President, Chief Financial Officer and Treasurer

Date: November 3, 2004